Exhibit 99.1

WCA Waste Corporation Announces Third Quarter Results

    HOUSTON--(BUSINESS WIRE)--Nov. 1, 2004--WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the third quarter ended September 30, 2004. Revenue for the third quarter of 2004 was $19.8 million, a 19.3% increase over the $16.6 million reported for the same period in 2003. Operating income for the third quarter of 2004 was $2.6 million, resulting in income from continuing operations of $1,148,000, or $0.08 per share on 14.8 million diluted shares outstanding, which includes 6.6 million shares issued in the Company's recent initial public offering. This compares to operating income of $2.7 million and income from continuing operations of $865,000 or $0.11 per share on 8.0 million diluted shares outstanding for the same period last year. Excluding stock-based compensation charges, adjusted net income, a non-GAAP financial measure, for the quarter ended September 30, 2003 would have been $1,120,000.
    For the nine-month period ended September 30, 2004, the Company reported revenue of $52.8 million, a 9.7% increase over the $48.2 million for the same nine-month period in 2003. Adjusted operating income, a non-GAAP measure, for the nine months ended September 30, 2004 was $7.2 million, excluding the one-time reorganization charge that occurred as a result of the cancellation of options and warrants prior to the Company's initial public offering, resulting in adjusted net income per share of $0.23 on adjusted net income of $2.4 million. Including the non-recurring charge, the Company reported an operating loss of $4.4 million, and a net loss of $5.1 million, or $0.48 per share, for the nine months ended September 30, 2004. For the nine-month period ended September 30, 2003, adjusted operating income was $8.3 million, resulting in adjusted net income of $2.7 million, or adjusted net income per share of $0.34. For the nine-month period ended September 30, 2003, operating income was $7.7 million, resulting in net income of $4.8 million, or $0.59 per share.
    Tom J. Fatjo Jr., Chairman and Chief Executive Officer, stated, "During the quarter we completed five acquisitions with a current annual revenue 'run rate' totaling approximately $16 million. In addition we have signed letters of intent with four companies with a current annual revenue 'run rate' totaling approximately $20 million. We are proud that our third quarter EPS was $0.08 with street expectations of $0.05 to $0.06. Most of the benefit from 2004 acquisitions will be seen in 2005. In addition, the Company is pursuing additional opportunities and is in serious discussions with other potential acquisitions."
    "Run rate" determinations are made based on estimations from information provided to the Company by the acquisition candidates and "run rate" measures are not audited or based on GAAP. Management determines the period over which to calculate a run rate based on factors it deems to be reasonable. Actual revenues may or may not equal the estimated run rate. For a description of the Company's general acquisition strategy and goals, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, available through the Company's website at www.wcawaste.com.
    This press release contains certain non-GAAP financial measures as mentioned above. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure and a statement disclosing the reasons why management believes the presentation of the non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations are set forth below under "Non-GAAP Financial Measures."
    The Company anticipates utilizing non-GAAP financial measures in today's earnings release conference call. The reconciliations to the non-GAAP financial measures to be discussed on the conference call and contained in this press release are set forth below under "Non-GAAP Financial Measures." This press release and the current report on Form 8-K that will furnish this press release with the Securities and Exchange Commission will be posted on the Investor Relations portion of the Company's website at www.wcawaste.com prior to the earning's release conference call. Any unexpected disclosures of non-GAAP financial measures discussed on the call will be posted on the Company's website as soon as possible after the disclosure.
    WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consist of fourteen landfills, twelve transfer stations and nineteen collection operations located throughout Alabama, Arkansas, Kansas, Missouri, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA."
    The Company will host a conference call today at 5:00 p.m. (EST). The call-in number is 800-561-2601 and the pass code is 69674544. The call is also being broadcasted through a link on the Company's website at www.wcawaste.com. A replay of the call will also be available until November 8, 2004 on the Company's website.

    RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING
STATEMENTS

    This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. Descriptions of strategy and "run rates" are also forward-looking statements. This is true of our description of our acquisition strategy and the benefits of any acquisition or potential acquisition, for example. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
    Forward-looking statements are based upon the current beliefs and expectations of WCA's management and are subject to significant risks and uncertainties. Since WCA's business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements. Some of risks and uncertainties have been more fully described in "Risk Factors and Cautionary Statement about Forward-Looking Statements" in our Quarterly Report on Form 10-Q with respect to the quarterly period ended on June 30, 2004.
    As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditure; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; and rapid growth may strain our management, operational, financial and other resources.
    Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.
    In our filings with the Securities and Exchange Commission (including the registration statement on Form S-1 that we filed in connection with our initial public offering and our quarterly report on Form 10-Q for the quarter ended June 30, 2004) we describe the foregoing risks and uncertainties, along with others, in greater detail.




                         WCA Waste Corporation
            Condensed Consolidated Statement of Operations
                              (Unaudited)

                              Three Months Ended  Nine Months Ended
                                 September 30,      September 30,
                              ---------------------------------------
                                2004      2003      2004      2003
                              --------- --------- --------- ---------
                              (In thousands, except per share amounts)

Revenue                        $19,842   $16,629   $52,847   $48,187
Expenses:
  Cost of services              13,557    10,609    35,484    31,054
  Depreciation and
   amortization                  2,357     1,944     6,368     5,664
  Accretion expense                 64        52       192       155
  General and administrative:
    Stock-based compensation         -       393    11,532       597
    Other general and
     administrative              1,267       894     3,633     2,988
                              --------- --------- --------- ---------
                                17,245    13,892    57,209    40,458
                              --------- --------- --------- ---------
Operating income (loss)          2,597     2,737    (4,362)    7,729
Other income (expense):
  Interest expense, net           (866)   (1,307)   (3,394)   (3,907)
  Other                            169         3       267        32
                              --------- --------- --------- ---------
                                  (697)   (1,304)   (3,127)   (3,875)
                              --------- --------- --------- ---------
Income (loss) from continuing
 operations before income
 taxes and cumulative effect
 of change in accounting
 principle                       1,900     1,433    (7,489)    3,854
Income tax (provision)
 benefit                          (752)     (568)    2,433    (1,528)
                              --------- --------- --------- ---------
Income (loss) from continuing
 operations before cumulative
 effect of change in
 accounting principle            1,148       865    (5,056)    2,326
Gain (loss) from discontinued
 operations, net of tax              -        32         -      (154)
Gain on disposal of
 discontinued operations, net
 of tax                              -       262         -       262
                              --------- --------- --------- ---------
Income (loss) before
 cumulative effect of change
 in accounting principle         1,148     1,159    (5,056)    2,434
Cumulative effect of change
 in accounting principle, net
 of tax                              -         -         -     2,324
                              --------- --------- --------- ---------
Net income (loss)               $1,148    $1,159   $(5,056)   $4,758
                              ========= ========= ========= =========

PER SHARE DATA (Basic and
 diluted):
Income (loss) from continuing
 operations before cumulative
 effect of change in
 accounting principle            $0.08     $0.11    $(0.48)    $0.29
Gain (loss) from discontinued
 operations                          -      0.00         -     (0.02)
Gain on disposal of
 discontinued operations             -      0.03         -      0.03
                              --------- --------- --------- ---------
Income before cumulative
 effect of change in
 accounting principle             0.08      0.14     (0.48)     0.30
Cumulative effect of change
 in accounting principle, net
 of tax                              -         -         -      0.29
                              --------- --------- --------- ---------
Net income (loss)                $0.08     $0.14    $(0.48)    $0.59
                              ========= ========= ========= =========

WEIGHTED AVERAGE SHARES
 OUTSTANDING (Basic and
 diluted)                       14,819     8,000    10,506     8,000
                              --------- --------- --------- ---------


                     Non-GAAP Financial Measures
----------------------------------------------------------------------

                              Three Months Ended  Nine Months Ended
                                 September 30,      September 30,
                              ---------------------------------------
(a) Adjusted Operating Income   2004      2003      2004      2003
                              --------- --------- --------- ---------

Operating income (loss)         $2,597    $2,737   $(4,362)   $7,729
Stock-based compensation
 charge                              -       393    11,532       597
                              --------- --------- --------- ---------
Adjusted Operating Income       $2,597    $3,130    $7,170    $8,326
                              --------- --------- --------- ---------

---------------------------------------------------------------------

                              Three Months Ended  Nine Months Ended
                                 September 30,      September 30,
                              ---------------------------------------
(b) Adjusted net income to
 exclude stock-based
 compensation charge,
 discontinued operations and
 cumulative effect of change
 in accounting principle        2004      2003      2004      2003
                              --------- --------- --------- ---------

Net income (loss) in
 accordance with GAAP           $1,148    $1,159   $(5,056)   $4,758
Cumulative effect of change
 in accounting principle, net
 of tax                              -         -         -    (2,324)
Discontinued operations, net
 of tax                              -      (294)        -      (108)
Stock-based compensation, net
 of tax                              -       255     7,496       388

                              --------- --------- --------- ---------
Adjusted net income             $1,148    $1,120    $2,440    $2,714
                              ========= ========= ========= =========

PER SHARE DATA (Basic and
 diluted):
Adjusted net income to
 exclude stock-based
 compensation charge,
 discontinued operations and
 cumulative effect of change
 in accounting principle         $0.08     $0.14     $0.23     $0.34
                              ========= ========= ========= =========
WEIGHTED AVERAGE SHARES
 OUTSTANDING (Basic and
 diluted)                       14,819     8,000    10,506     8,000
                              --------- --------- --------- ---------

---------------------------------------------------------------------

                              Three Months Ended  Nine Months Ended
                                 September 30,      September 30,
                              ---------------------------------------
(c) Adjusted operating income
 before stock-based
 compensation charge,
 depreciation, amortization
 and accretion                  2004      2003      2004      2003
                              --------- --------- --------- ---------

Operating income (loss)         $2,597    $2,737   $(4,362)   $7,729
Stock-based compensation
 charge                              -       393    11,532       597
Plus:  Depreciation and
 amortization                    2,357     1,944     6,368     5,664
Plus:  Accretion expense            64        52       192       155
                              --------- --------- --------- ---------
Adjusted operating income
 before stock-based
 compensation charge,
 depreciation, amortization
 and accretion                  $5,018    $5,126   $13,730   $14,145
                              ========= ========= ========= =========

In addition to disclosing financial results in accordance with generally accepted accounting principles (GAAP), the Company also discloses the following non-GAAP measures (a) Adjusted operating income, (b) Adjusted net income and net income per share to exclude stock-based compensation charges, discontinued operations and a change in accounting principle, and (c) Adjusted operating income before stock-based compensation charge, depreciation, amortization and accretion.

(a) The Company recorded a $11.5 million one-time expense ($7.5 million net of a tax benefit), as a result of our pre-IPO reorganization whereby substantially all of the Company's outstanding options and warrants were exchanged for common stock of the Company.

(b) Net income excluding the tax-effected impact of the stock-based compensation charge, discontinued operations and cumulative effect of change in accounting principle

(c) Adjusted operating income before depreciation, amortization and accretion excludes the stock-based compensation charge and non-cash charges for depreciation, amortization and accretion.

While these measures are not calculated or presented in accordance with GAAP, we believe that these supplemental financial measures are useful in determining:

-- the financial performance of our assets without regard to financing methods, capital structures or historical cost basis;

-- the ability of our assets to generate cash sufficient to pay interest on our credit facilities;

-- the operating results without regard to a one-time charge associated with an internal reorganization preceding our IPO;

-- our operating performance and return on invested capital as compared to those of other companies in the non-hazardous solid waste management business, without regard to financing methods and capital structure; and

-- our compliance with certain financial covenants included in our debt agreements.

Management uses adjusted operating income before stock-based compensation charge, depreciation, amortization and accretion to evaluate the operations of its geographic operating areas. Furthermore, we believe this information is helpful in evaluating similar companies with differing capital structures. While depreciation, amortization and accretion are operating costs under GAAP, we believe these expenses primarily represent the allocation of costs associated with long-lived assets acquired or constructed in prior years. Additionally, while stock-based compensation is an operating expense under GAAP, the stock-based compensation charge that occurred during the second quarter represents the impact of a one-time conversion of outstanding options and warrants in connection with a pre-IPO reorganization.
These measures should not be considered an alternative to net income, net income per share, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. The measures above exclude some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, the measures above may not be comparable to similarly titled measures of other companies.

                       Supplemental Disclosures
----------------------------------------------------------------------
                        (Dollars in millions)

                                             Nine Months Ended
                                             September 30, 2004
                                       ------------------------------
Revenue Breakdown:
    Collection                                  $33.8           50.7%
    Disposal                                     24.4           36.6%
    Transfer                                      8.2           12.3%
    Other                                         0.3            0.4%
                                        -------------- --------------
        Total                                   $66.7          100.0%
    Intercompany eliminations                   (13.9)
                                        --------------
        Total reported revenue                  $52.8
                                        --------------


Internalization of Disposal:
Three Months ended September 30, 2004            76.0%
Nine Months ended September 30, 2004             77.7%

Debt to Capitalization:
  Long-term debt including current
   maturities                                   $61.1
  Total Equity                                   70.3
                                        --------------
        Total capitalization                   $131.4
                                        --------------

                                        --------------
          Debt-to-total capitalization           46.5%
                                        --------------



    CONTACT: WCA Waste Corporation, Houston
             Tommy Fatjo, 713-292-2400